UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 17, 2025, LandBridge Company LLC (NYSE: LB; NYSE TX: LB) (the “Company”) issued a press release announcing the commencement of an underwritten public offering (the “Offering”) of its Class A shares representing limited liability company interests (the “Class A Shares”) by the Selling Shareholder (as defined below). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 17, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 17, 2025, the Company, DBR Land Holdings LLC, LandBridge Holdings LLC (the “Selling Shareholder”) and Goldman Sachs & Co. LLC (the “Underwriter”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth therein, 2,500,000 Class A Shares at a price of $70.00 per share, resulting in total gross proceeds to the Selling Shareholder of $175 million. Following the Offering, the Selling Shareholder owns approximately 63% of the issued and outstanding shares of the Company.

The Company will not receive any proceeds from the sale of Class A Shares in the Offering. The Selling Shareholder granted the Underwriter a 30-day option to purchase up to an additional 375,000 Class A Shares to cover sales by the Underwriter in the initial offering of the Class A Shares or in the open market. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholder and other customary obligations of the parties thereto, including indemnification and contribution provisions in favor of the Underwriter against certain liabilities, including those under the Securities Act. The Offering closed on November 18, 2025.

Pursuant to the Underwriting Agreement and as more fully described in the prospectus supplement, the Company, its executive officers and certain of its directors and the Selling Shareholder, and certain of its affiliates, have entered into lock-up agreements with the Underwriter under which the Company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of the Company’s Class A Shares without the permission of the Underwriter for a period of 60 days after November 17, 2025. The Offering was made pursuant to an effective shelf registration statement (including a base prospectus) on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025 and a prospectus supplement dated November 17, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Underwriter and its affiliates have provided in the past to the Company and to the Company’s affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of the Company’s and such affiliates’ business, for which the Underwriter and its affiliates have received and may continue to receive customary fees and commissions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1#	Underwriting Agreement, dated November 17, 2025, by and among LandBridge Company LLC, DBR Land Holdings LLC, LandBridge Holdings LLC and the underwriter named therein.

99.1	Launch Press Release, dated November 17, 2025, of LandBridge Company LLC.

99.2	Pricing Press Release, dated November 17, 2025, of LandBridge Company LLC.

104	Cover Page Interactive Data File (embedded with Inline XBRL document).

#

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Chief Financial Officer

Date: November 18, 2025